Exhibit 99.1

Helicos BioSciences Provides Q2 2009 Operating Highlights and Strategic Update

Achieves Significant Commercial and Technical Milestones

Engages Thomas Weisel Partners to Advise on Strategic Alternatives

CAMBRIDGE, Mass., Sep 03, 2009 — Helicos BioSciences Corporation (NASDAQ: HLCS) announced today its operating highlights for the quarter ended June 30, 2009 and other recent developments following the filing of its Quarterly Report on Form 10-Q for the period ended June 30, 2009.

“In the second quarter of 2009, we continued to deploy our Helicos™ Genetic Analysis System and to advance our technology.  The number of installation sites doubled during the second quarter following the installation of our systems in some of the world’s most distinguished research sites.  We also proudly congratulate the Stanford team for using their HeliScope™ Sequencer to publish the first ever single-molecule view of a whole human genome.  I am pleased to see Helicos gaining commercial momentum in the marketplace and our technology producing scientific results that distinguish single molecule sequencing,” said Ronald A. Lowy, Helicos Chief Executive Officer.

Helicos’s unique True Single Molecule Sequencing (tSMS)™ technology allows scientists and clinical researchers to accurately sequence and quantitate DNA, including minute amounts of ancient and degraded DNA, without amplification or ligation, eliminating the biases inherent in those techniques, and providing increases in throughput and reductions in cost that enable breakthrough scientific research.

Operational Highlights:

Commercial

To date, Helicos has installed six Helicos™ Genetic Analysis Systems at the following sites:

•                  The Broad Institute of MIT and Harvard (Broad)

•                  Stanford University Stem Cell Institute (Stanford)

•                  Dana Farber Cancer Institute (Dana Farber)

•                  Mass General Hospital Cancer Center (MGH)

•                  Ontario Institute for Cancer Research (OICR)

•                  An undisclosed biotechnology company in the Northeast

Of these installations, Stanford and the undisclosed biotechnology company represent outright system purchases.  As previously disclosed, Broad received its system at no cost in early 2009.

Dana Farber, MGH and OICR represent placement installations which have been designated as reference sites for scientific and commercial evaluation.  These reference sites will have the opportunity to purchase their system outright at the end of the evaluation period.

In addition, Helicos received a system order from St. Laurent Institute.  The site location for this system installation and contractual terms associated with the order are being revised by the parties.

Helicos expects that all of these systems will provide additional revenue from the sale of proprietary reagents and that the results of the system evaluations at the reference sites will lead to additional instrument sales.

The current performance capability and applications of the Helicos™ Genetic Analysis Platform have generated significant interest from potential customers worldwide.  Helicos’s quoting activity continues to be enhanced by the new funding opportunities from the National Institutes of Health and the National Science Foundation, released as part of the American Recovery and Reinvestment Act (ARRA).  Helicos actively supported customers in the preparation of ARRA grant proposals for research projects that could benefit from the unique features of the Helicos platform.

Recently, Helicos reached an important milestone with a customer’s publication of “Single Molecule Sequencing of an Individual Human Genome” in Nature Biotechnology.  Helicos scientists, as well as collaborators, continue to submit and publish manuscripts in top-tier, peer-reviewed scientific journals in areas of resequencing, gene expression, genome regulation, single-molecule proteomics and technology innovation, demonstrating the value of Helicos’s tSMS approach.

Technology and Science

•                  As previously disclosed, Helicos achieved technical feasibility of its paired-read technology in the first quarter of 2009.  We are expanding our initial paired-read methods to enable >1kb spacers with the same simple sample preparation used for generating single reads; a capability that is unique in the marketplace.  Helicos expects its paired-read technology to be available to customers during the fourth quarter of 2009.

•                  Helicos scientists published two manuscripts, “Quantification of the yeast transcriptome by single-molecule sequencing” in Nature Biotechnology and “Virtual terminator nucleotides for next-generation DNA sequencing” in Nature Methods as well as a manuscript published in collaboration with Dr. Robi Mitra at Washington University in St. Louis entitled “Protein quantification in complex mixtures by solid phase single-molecule counting” in Analytical  Chemistry.  Links to these publications can be found on the Helicos Web site at http://www.helicosbio.com/HeliSphereCenter/PublicationsLibrary/HelicosScientificPublications/tabid/169/Default.aspx.

•                  The first ever single molecule view of a human genome  was completed in one month’s time by three scientists headed by Dr. Steve Quake at Stanford University using a Helicos™ Genetic Analysis System.  This work has been published in Nature Biotechnology and is available on-line at http://www.nature.com/nbt/journal/vaop/ncurrent/abs/nbt.1561.html.

•                  Helicos successfully completed collaborations to analyze ancient human DNA samples, which had been difficult or impossible to analyze using other sequencing technologies.

•                  In collaboration with a major cancer center in the US, Helicos enabled sequencing of DNA from archival clinical tumor samples (formalin-fixed paraffin embedded or FFPE tissue samples), potentially unlocking the capability to carry out retrospective genetic analysis studies for cancer research.

•                  The use of small amounts of starting material for all applications has emerged as a distinguishing benefit of the Helicos™ Genetic Analysis System; this has allowed the accurate, high-throughput study of genome regulation using applications such as Chromatin Immunoprecipitation (ChIP-Seq) and Digital Gene Expression (DGE) on a limited number of cells.

Strategic Update:

As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2009, the Company is actively engaged in discussions with potential strategic partners regarding various strategic alternatives including equity financings and other sources of funding, such as joint ventures or partnerships.  Such discussions have involved parties inside and outside of the genetic sequencing space.  In connection with this activity, the Company has engaged Thomas Weisel Partners (TWP), a nationally recognized investment bank, to assist the Company with its evaluation and execution of strategic alternatives.

The Company is pursuing various strategies in parallel and may ultimately engage in one or more alternative financings or none at all.  The Company’s failure to raise capital as and when needed would have a material negative impact on its financial condition and would have a material adverse impact on the viability of the Company as a going concern.

About Helicos BioSciences:

Helicos BioSciences is a life science company focused on innovative genetic analysis technologies for the research, drug discovery, and diagnostic markets. Helicos’ proprietary True Single Molecule Sequencing, tSMS™, technology allows direct measurement of billions of strands of DNA enabling scientists to perform experiments and ask questions never before possible. Helicos is a recipient of the $1,000 genome grant and committed to providing scientists the tools to unlock the era of genomic medicine. The company’s corporate headquarters are located at One Kendall Square, Building 700, Cambridge, MA 02139, and its telephone number is (617) 264-1800. For more information, please visit www.helicosbio.com.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, management’s expectations of financial performance, expectations regarding the prospective value of the commercial, system performance and technical and scientific achievements and goals discussed in this press release, estimates of expenses and future revenues and profitability, product development and marketing plans, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Helicos’ control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, our ability to sustain and scale our manufacturing capabilities and the commercialization process for the Helicos(TM) Genetic Analysis System; our history of operating losses and ability to achieve profitability; the research and development spending levels of academic, clinical and governmental research institutions and pharmaceutical, biotechnology and agriculture companies who may purchase our Helicos(TM) Genetic Analysis System; our reliance on third-party suppliers; competition; changing technology and customer requirements; our ability to operate in an emerging market; market acceptance of our technology; the length of our sales and implementation cycles; our dependence on large contracts for the sale and implementation of our Helicos(TM) Genetic Analysis System; failure of our technology and products; our ability to maintain customer relationships and contracts; ethical, legal and social concerns surrounding the use of genetic information; our ability to retain our personnel and hire additional skilled personnel; our ability to manage our growth while operating with limited resources; our ability to control our operating expenses; general economic and business conditions; the outcome of our discussions with St. Laurent Institute regarding revised terms of their order; the outcome of our strategic partnering discussions and pursuit of  financing strategies and other financing alternatives; our ability to obtain capital when desired on terms deemed acceptable to us; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Helicos undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Helicos, see the disclosure contained in Helicos’ public filings with the Securities and Exchange Commission.

SOURCE: Helicos BioSciences Corporation

Investor Relations:
Helicos BioSciences Corporation
Susan Shepard, 617-264-1850